Exhibit 16.1

Chang G. Park, CPA, Ph. D.
t 2667 CAMINO DEL RIO S. PLAZA B t SAN DIEGO t CALIFORNIA 92108 t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480
t E-MAIL changgpark@gmail.comt

April 11, 2011

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington DC  20549

Ladies and Gentlemen:

We have read Item 4.01 of Omega Water Corp. Form 8-K dated April 11, 2011, and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,

/s/ Chang G. Park
Chang G. Park, CPA